UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2004

VISTACARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road, Suite 5000, Scottsdale, Arizona	85251

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 648-4545

None (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     VistaCare, Inc. (the “Company”), its directors and certain of its officers, as described more fully below, have been named as defendants in five actions putatively brought by or on behalf of shareholders.

     The complaints allege purported wrongdoing at various times between November 2003 and the Company’s August 2004 announcement of its decision to accrue an increased amount for the quarter ended June 30, 2004 as a reserve for potential liability due to the Medicare per-beneficiary cap on reimbursement for hospice services.

     The described actions are as follows:

1.	Abraham L. Slomovics, individually and on behalf of all others similarly situated v. VistaCare, Inc., Richard Slager and Mark Liebner. Filed August 11, 2004 in the U.S. District Court, District of Arizona.

2.	Todd Fener, on behalf of himself and all others similarly situated v. VistaCare, Inc., Richard R. Slager and Mark E. Liebner. Filed August 13, 2004 in the U.S. District Court, District of Arizona.

3.	Harold Donnelly, individually and on behalf of all others similarly situated v. VistaCare, Inc., Richard Slager and Mark Liebner. Filed August 13, 2004 in the U.S. District Court, District of Arizona.

4.	Miriam Crescente, derivatively on behalf of VistaCare, Inc. v. David A. Freeman, Perry G. Fine, William J. McBride, Pete A. Klisares, Ronald A. Matricaria, Richard R. Slager, David W. Faeder, Geneva B. Johnson, Mark E. Liebner and VistaCare, Inc. Filed August 20, 2004 in the U.S. District Court, District of Arizona.

5.	George Palmetto, derivatively on behalf of VistaCare, Inc. v. David A. Freeman, Perry G. Fine, William J. McBride, Pete A. Klisares, Ronald A. Matricaria, Richard R. Slager, David W. Faeder, Geneva B. Johnson, Mark E. Liebner and VistaCare, Inc. Filed August 20, 2004 in the U.S. District Court, District of Arizona.

     Similar actions may be commenced in other jurisdictions.

     The first three complaints purport to be class actions on behalf of all VistaCare shareholders claiming violations under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Neither the Company, its directors or the named officers have been served with copies of the complaints in these three actions.

     The fourth and fifth complaints, which are styled as derivative actions, purport to allege breaches of fiduciary duties, abuse of control, mismanagement, waste of corporate assets and unjust enrichment.

     The Company believes each of the above actions is groundless and intends to defend vigorously against them.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.

Date: August 27, 2004	/s/ Stephen Lewis

Name: Stephen Lewis Title: Secretary

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